Exhibit 99.1

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors
EQT Corporation
625 Liberty Avenue
Pittsburgh, Pennsylvania 15222

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated June 19, 2017, to the Board of Directors of EQT Corporation ("EQT"), as Annex C to, and reference to such opinion letter under the headings "SUMMARY—Opinion of EQT's Financial Advisor" and "THE MERGER—Opinion of EQT's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed transaction involving EQT and Rice Energy Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of EQT (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Citigroup Global Markets Inc. CITIGROUP GLOBAL MARKETS INC.

July 27, 2017